Exhibit 22.1

Subsidiary Guarantors

As of September 30, 2022, each of the following subsidiaries of Enbridge Inc. (“Enbridge”), both of which are indirect, wholly-owned subsidiaries of Enbridge, has fully and unconditionally guaranteed on an unsecured, joint and several basis, each of the registered debt securities of the Company listed below:

Subsidiary Guarantors

1.Spectra Energy Partners, LP, a Delaware limited partnership
2.Enbridge Energy Partners, L.P., a Delaware limited partnership

Registered Debt Securities of Enbridge Guaranteed by each of the Subsidiary Guarantors

1.Floating Rate Senior Notes due 2023
2. 0.550% Senior Notes due 2023
3. 4.000% Senior Notes due 2023
4.Floating Rate Senior Notes due 2024
5. 3.500% Senior Notes due 2024
6. 2.150% Senior Notes due 2024
7. 2.500% Senior Notes due 2025
8. 2.500% Senior Notes due 2025
9. 4.250% Senior Notes due 2026
10. 1.600% Senior Notes due 2026
11. 3.700% Senior Notes due 2027
12. 3.125% Senior Notes due 2029
13. 2.500% Sustainability-Linked Senior Notes due 2033
14. 4.500% Senior Notes due 2044
15. 5.500% Senior Notes due 2046
16. 4.000% Senior Notes due 2049
17. 3.400% Senior Notes due 2051